SUBSCRIPTION AGREEMENT

dated as of February 1, 2005

by and between

DWANGO NORTH AMERICA CORP.

and

THOSE INVESTORS SET FORTH IN SCHEDULE A

SERIES D CONVERTIBLE
PREFERRED STOCK

AND

COMMON STOCK PURCHASE WARRANTS

DWANGO NORTH AMERICA CORP.

SUBSCRIPTION AGREEMENT

SERIES D CONVERTIBLE
PREFERRED STOCK

AND

COMMON STOCK PURCHASE WARRANTS

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	(i)	ABSENCE OF BROKERS, FINDERS, ETC.	13
	(j)	NO SOLICITATION.	13
	(k)	NO INTEGRATED OFFERING	13
	(l)	DILUTIVE EFFECT.	13
	(m)	ABSENCE OF CERTAIN CHANGES	14
	(n)	NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES	14
	(o)	CONDUCT OF BUSINESS; REGULATORY PERMITS	14
	(p)	INDEBTEDNESS AND OTHER CONTRACTS	15
	(q)	ABSENCE OF LITIGATION	16
	(r)	INSURANCE	16
	(s)	EMPLOYEE RELATIONS	16
	(t)	TITLE	17
	(u)	INTELLECTUAL PROPERTY RIGHTS	17
	(v)	ENVIRONMENTAL LAWS	17
	(w)	SUBSIDIARY RIGHTS	18
	(x)	TAX STATUS	18
	(y)	INTERNAL ACCOUNTING CONTROLS	18
	(z)	SARBANES-OXLEY ACT	18
5.	CERTAIN COVENANTS.		19
	(a)	TRANSFER RESTRICTIONS.	19
	(b)	RESTRICTIVE LEGENDS.	19
	(c)	REPORTING STATUS.	21
	(d)	FORM D.	21
	(e)	STATE SECURITIES LAWS.	21
	(f)	LIMITATION ON CERTAIN ACTIONS.	21
	(g)	USE OF PROCEEDS.	21
	(h)	BEST EFFORTS.	22
	(i)	LIMITATION ON CERTAIN TRANSACTIONS.	22
6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		22
7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.		22
8.	REGISTRATION RIGHTS.		23
	(a)	MANDATORY REGISTRATION.	23
	(b)	OBLIGATIONS OF THE COMPANY.	24
	(c)	OBLIGATIONS OF EACH BUYER AND OTHER INVESTORS.	28
	(d)	RULE 144.	29
9.	INDEMNIFICATION AND CONTRIBUTION.		29
	(a)	INDEMNIFICATION.	29
	(b)	CONTRIBUTION.	31
	(c)	OTHER RIGHTS.	31
10.	MISCELLANEOUS.		31
	(a)	GOVERNING LAW.	31

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(b)	HEADINGS.	32
(c)	SEVERABILITY.	32
(d)	NOTICES.	32
(e)	COUNTERPARTS.	32
(f)	ENTIRE AGREEMENT; BENEFIT.	32
(g)	WAIVER.	33
(h)	AMENDMENT.	33
(i)	FURTHER ASSURANCES.	33
(j)	ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS.	33
(k)	EXPENSES.	34
(l)	TERMINATION.	34
(m)	SURVIVAL.	35
(n)	PUBLIC STATEMENTS, PRESS RELEASES, ETC.	35
(o)	CONSTRUCTION.	35

ANNEXES

ANNEX I	Form of Certificate of Designations
ANNEX II	Form of Common Stock Purchase Warrant
ANNEX III	Form of Opinion of Moomjian & Waite, LLP to be Delivered on the Closing Date
ANNEX IV	Form of Waivers
ANNEX V	Form of Secretary Certificate

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SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of February 1, 2005 (this “Agreement”), by and between DWANGO NORTH AMERICA CORP., a Nevada corporation (the “Company”), with headquarters located at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, and THOSE INVESTORS SET FORTH IN SCHEDULE A (each a “Buyer” and together the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Buyers wish to purchase from the Company and the Company wishes to sell to the Buyers, upon the terms and subject to the conditions of this Agreement, shares of Series D Preferred Stock (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) of the Company which will be convertible into Common Stock and in connection with which the Company shall issue to Buyers warrants to purchase shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

(a)    As used in this Agreement, the terms “Agreement”, “Buyer”, “Buyers” and “Company” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b)    All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c)    The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Blackout Period” means the period of up to 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or supplement the related Prospectus.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Certificate of Designations” means the Certificate of Designations setting forth the designations, relative rights, preferences and limitations of the Series D Preferred Stock in the form of Annex I to this Agreement, as the same is filed with the Secretary of State of the State of Nevada.

“Claims” means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

“Closing Date” means 10:00 a.m., New York City time, on February 1, 2005 or such other mutually agreed to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

“Common Shares” means the Conversion Shares and the Warrant Shares.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Price” shall have the meaning to be provided or provided in the Certificate of Designations.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Encumbrances” means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

“Indemnified Person” means each Buyer and each other Investor who beneficially owns or holds Registrable Securities and each other Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, officers, employees and agents of each Buyer and any such Investor, each Person, if any, who controls a Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act. For purposes of this paragraph, the term Buyer and Investor shall include Subsidiaries and affiliates of the Buyer or Investor.

“Inspector” means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

“Investor” means a Buyer and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“NASD” means the National Association of Securities Dealers, Inc.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Optional Redemption Event” shall have the meaning to be provided or provided in the Certificate of Designations.

“OTCBB” means the Over-The-Counter Bulletin Board.

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“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Preferred Shares” means the shares of Series D Preferred Stock to be purchased by each Buyer pursuant to this Agreement, as set forth on the signature page of this Agreement.

“Prospectus” means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

“Purchase Price” means the aggregate purchase price for the Preferred Shares set forth on the signature page of this Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record” means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means (1) the Common Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Common Shares and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Common Shares.

“Registration Default Period” means the period following the date which is 180 days following the Closing Date during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(i)    the Company fails to file with the SEC the Registration Statement on or before the later of (a) the 30th day following the Closing Date, and (ii) April 29, 2005 (the “Required Filing Date”),

(ii)    the Registration Statement covering the Registerable Securities is not declared effective by the 90th day following the Required Filing Date,

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(iii)    after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order of any untrue statement of a material fact or omission of a material fact in the Registration Statement, or the Company’s failure to update the Registration Statement) but except as excused pursuant to Section 8(b)(5),

(iv)    after the date on which securities of the Company are listed or included for quotation on a Trading Market, the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on a Trading Market, or trading of the Common Stock is suspended or halted for a period exceeding 5 days on the Trading Market which at the time constitutes the principal market for the Common Stock, or

(v)    the Company fails, refuses or is otherwise unable timely to issue Conversion Shares upon conversion of the Preferred Shares or Warrant Shares upon exercise of the Warrant in accordance with the terms of the Certificate of Designations and the Warrant, or certificates therefor as required under the Transaction Documents or the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

“Registration Period” means the period from the SEC Effective Date to the earlier of (A) the date which is three years after the Closing Date, (B) the date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and (C) the date on which the Investors no longer own any Registrable Securities.

“Registration Statement” means a registration statement on Form S-1, Form SB-2, Form S-3 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names the Investors as selling stockholders.

“Regulation D” means Regulation D under the 1933 Act.

“Required Information” means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

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“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is declared effective by the SEC.

“SEC Filing Date” means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

“SEC Reports” means the Company’s (1) Registration Statement on Form SB-2 (Amendment No. 1) as filed with the SEC on November 9, 2004, (2) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, and (3) all other periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act subsequent to November 9, 2004, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Securities” means, collectively, the Shares and the Warrants.

“Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock, $.001 par value, of the Company.

“Series B Preferred Stock” shall mean the Series B Convertible Preferred Stock, $.001 par value, of the Company.

“Series C Preferred Stock” shall mean the Series C Convertible Preferred Stock, $.001 par value, of the Company.

“Series D Preferred Stock” shall mean the Series D Convertible Preferred Stock, $.001 par value, of the Company.

“Shares” means the Preferred Shares, the Conversion Shares and the Warrant Shares.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trading Day” means at any time a day on which any of a national securities exchange, Nasdaq, Nasdaq SmallCap or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

“Trading Market” means the OTCBB, the American Stock Exchange, Inc., the Nasdaq, the Nasdaq SmallCap or the New York Stock Exchange, Inc.

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“Transaction Documents” means, collectively, this Agreement, the Securities, the Certificate of Designations, and the other agreements, instruments and documents contemplated hereby and thereby.

“Transfer Agent” means Interwest Transfer Company, Inc., as transfer agent and registrar for the Common Stock, or its successor.
“Violation” means

(i)    any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)    any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

(iii)    any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

(iv)    any breach or alleged breach by any Person other than a Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

“Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex II.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.    PURCHASE AND SALE; PURCHASE PRICE.

(a)    Purchase.    Upon the terms and subject to the conditions of this Agreement, each Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Buyer, on the Closing Date, the number of Preferred Shares set forth on the Schedule A to this Agreement and having the terms and conditions as set forth in the Certificate of Designations attached hereto as Annex I at the price per share and for the Purchase Price set forth on the signature page of this Agreement. In connection with the purchase of the Preferred Shares by the Buyers, the Company shall issue to each Buyer at the closing on the Closing Date a Warrant initially entitling the holder to purchase the number of shares of Common Stock set forth on Schedule A to of this Agreement.

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(b)    Form of Payment.    Payment by each Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

KeyBank
434 Queen Anne Avenue North
Seattle, Washington 98109
ABA No. 125000574

For credit to account No. 471001011405
For credit to the account of Dwango North America
Reference: Private Placement

(c)    Closing.    The issuance and sale of the Preferred Shares shall occur on the Closing Date at the offices of Moomjian & Waite, LLP, 100 Jericho Quadrangle, Jericho, New York 11753. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to each Buyer the Preferred Shares and a Warrant against payment by each Buyer to the Company of an amount equal to the Purchase Price, and (2) each Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to each Buyer of the Preferred Shares and the Warrants.

3.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF EACH BUYER.

Each Buyer, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

(a)    Purchase for Investment.    Each Buyer is purchasing the Preferred Shares and acquiring a Warrant and will acquire the Common Shares issued upon conversion of the Preferred Shares, or issued upon each exercise of the Warrant or acquired upon exercise of the Warrant by payment for the Warrant Shares in cash at any time, for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and each Buyer will acquire any Common Shares issued to each Buyer prior to the SEC Effective Date of a Registration Statement covering the resale of such Common Shares by the Buyers for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date; and each Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Common Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom;

(b)    Accredited Investor.    Each Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof;

(c)    Reoffers and Resales.    A Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act, provided, however that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities

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hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(c); provided, further that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee shall make such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act;

(d)     Company Reliance.    Each Buyer understands that (1) the Preferred Shares are being offered and sold and a Warrant is being issued to each Buyer; (2) upon conversion of the Preferred Shares, the Conversion Shares issued upon such conversions will be issued to each Buyer; and (3) upon exercise of the Warrant or upon cashless exercise of the Warrant, the Warrant Shares issued upon such exercise will be issued to each Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire or receive an offer to acquire the Securities;

(e)    Information Provided.    Each Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Preferred Shares and a Warrant deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company’s responses to each Buyer’s requests); each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and its Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, each Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Preferred Shares and a Warrant, each Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by each Buyer or its advisors; each Buyer understands that its investment in the Securities involves a high degree of risk; and each Buyer understands that the offering of the Preferred Shares and the Warrants is being made to each Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by a Buyer to purchase the Preferred Shares and to acquire a Warrant);

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(f)    Absence of Approvals.    Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

(g)    Subscription Agreement.    Each Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by each Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by each Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of each Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

(h)    Buyer Status.    Each Buyer is not a “broker” or “dealer” as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

4.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

The Company represents and warrants to, and covenants and agrees with, each Buyer as follows:

(a)    Organization and Authority.    The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in the SEC Reports and (y) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

(b)    Qualifications.    The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

(c)    Concerning the Shares and the Common Stock.    The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, and the Warrant Shares, when issued upon exercise of the Warrants, in each such case will be duly and validly issued, fully paid and non-assessable and will not

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subject the holder thereof to personal liability by reason of being such holder. Other than the rights of Alexandra Global Master Fund Ltd. and the holders of shares of Series B Preferred Stock, there are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares or the Warrants. The Company has duly reserved sufficient shares of Common Stock for issuance upon conversion of all of the Preferred Shares and the exercise of all of the Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations and the Warrants, so long as the Preferred Shares or the Warrants are outstanding. The Common Stock is traded on the OTCBB. The Company knows of no reason that the Common Shares will be ineligible for quotation on the OTCBB. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee shall make such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(d)    Corporate Authorization.    This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by each Buyer, this Agreement is, and the Certificate of Designations when executed by the Company and filed with the Secretary of State of the State of Nevada will be, and the Warrants when executed and delivered by the Company will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(e)    Non-contravention.    The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term or provision of the Articles of Incorporation, any Certificate of Designations of any outstanding series of preferred stock or Bylaws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or

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other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(f)    Approvals, Filings, Etc.    No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Preferred Shares and the Warrants and (z) the performance by the Company of its obligations under the Transaction Documents, other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (2) as may be required under applicable state securities or “blue sky” laws, (3) filing of one or more Forms D with respect to the Securities as required under Regulation D and (4) filing of the Certificate of Designations in the State of Nevada.

(g)    Information Provided.    The SEC Reports, the Transaction Documents and the instruments delivered by the Company to each Buyer in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to each Buyer and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(g) to the extent that a statement in any document included in such information which was prepared and furnished to each Buyer on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

(h)    Investment Company.    Neither the Company nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

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(i)    Absence of Brokers, Finders, Etc.    No broker, finder or similar Person, other than Wedbush Morgan Securities, is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless each Buyer from, any claim made against the Buyers by any Person for any such commission, fee or other compensation.

(j)    No Solicitation.    No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and except as set forth in the SEC Reports; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

(k)    No Integrated Offering.     None of the Company, its Subsidiaries, any of their Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings. Notwithstanding the foregoing, the occurrence of integrated offerings that would not result in a violation of the 1933 Act or any applicable stockholder approval provisions would not be deemed violative of this representation and warranty.

(l)    Dilutive Effect.     The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Transaction Documents, its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Preferred Shares and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with the Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(m)    Absence of Certain Changes.     Since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries (taken as a whole). Since December 31, 2003, the Company has not (i) declared or paid any dividends except as required on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice, (iii) had capital expenditures outside of the ordinary course of business consistent with past practice, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary

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course of business consistent with past practice. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Closing Date, Insolvent (as defined below). For purposes of this Section 4(m), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(n)     No Undisclosed Events, Liabilities, Developments or Circumstances.    No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(o)    Conduct of Business; Regulatory Permits.    Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designations of any outstanding series of preferred stock or Bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and none of the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When used in this Agreement, the term “Material Adverse Effect” means any material adverse change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries (taken as a whole). Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTCBB and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the OTCBB in the foreseeable future. Since October 1, 2003, (i) the Common Stock has been designated for quotation listed or traded on the OTCBB, (ii) trading in the Common Stock has not been suspended by the SEC or the OTCBB and (iii) the Company has received no communication, written or oral, from the SEC or the OTCBB regarding the suspension or delisting of the Common Stock from the OTCBB. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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(p)    Indebtedness and Other Contracts.    Except as set forth on the SEC Reports neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The Company has filed all material contracts required to be filed in accordance with Item 601 of Regulation S-B as exhibits. For purposes of this Agreement: (y) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money (including, without limitation, additional borrowings under the Company's existing credit facilities), (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property or asset), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance (each, a "Lien") upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(q)    Absence of Litigation.    There is no action, suit, proceeding, inquiry or investigation, whether criminal, civil or otherwise, before or by the OTCBB, any court, arbitrational body, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as disclosed in Item 3 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 other than in the ordinary course of business and that would not have a Material Adverse Effect. To the knowledge of the Company, none of the directors or officers of the Company has been a party to any securities related litigation during the past five years, other than as disclosed in the SEC Reports.

(r)    Insurance.     The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(s)    Employee Relations.    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)    Title.    The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except (i) immaterial Liens for taxes not yet delinquent, (ii) immaterial mechanics' and materialmen's Liens (and other similar Liens), and immaterial Liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business consistent with past practice and that are not yet due, (iii) that are routine governmental approvals, or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(u)    Intellectual Property Rights.    The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary or material to conduct their respective businesses as now conducted. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except as set forth in the SEC Reports. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The executive officers of the Company do not have any knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(v)    Environmental Laws.    The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w)    Subsidiary Rights.    The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

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(x)    Tax Status.    The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y)    Internal Accounting Controls.    The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(z)    Sarbanes-Oxley Act.    The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.    CERTAIN COVENANTS.

(a)    Transfer Restrictions.    Each Buyer acknowledges and agrees that (1) the Preferred Shares and the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Preferred Shares, the Warrants and the Common Shares may not be transferred unless a Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Shares, the Warrants

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or the Common Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (2) no sale, assignment or other transfer of the Preferred Shares, the Warrants or the Common Shares or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Common Shares may not be resold by a Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of Common Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Common Shares are eligible for resale under Rule 144(k), a Buyer may not transfer the Common Shares in a transaction which does not constitute a transfer thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless a Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Common Shares may be so transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested.

(b)    Restrictive Legends.    (1) Each Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

NEITHER THESE SECURITIES NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THESE SECURITIES NOR SUCH SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

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(2)    Each Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrant):

NEITHER THIS WARRANT NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

(3)    Each Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Common Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

(4)    Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective or particular Common Shares are eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (1) upon request of a Buyer the Company will substitute certificates without restrictive legend for certificates for any such Common Shares issued prior to the SEC Effective Date or prior to the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by a Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of the Preferred Shares or on any Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

(c)    Reporting Status.    During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

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(d)    Form D.    The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D.

(e)    State Securities Laws.    On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to each Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. Notwithstanding the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish each Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

(f)    Limitation on Certain Actions.    From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares and the Warrants, the Company shall not take any action which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event, or with the giving of notice or the passage of time or both, would constitute an Optional Redemption Event.

(g)    Use of Proceeds.    The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Preferred Shares and the Warrant Shares will be used for general working capital purposes and in the operation of the Company’s business and may possibly be used in connection with acquisitions; (3) none of such proceeds will be used, directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a “purpose credit” within the meaning of such Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

(h)    Best Efforts.    Each of the Company, on the one hand, and the Buyers, on the other hand, agree to use their best efforts timely to satisfy each of the conditions to the other’s obligations to sell and purchase the Preferred Shares set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

(i)    Limitation on Certain Transactions.    Beginning as of the date of this Agreement and until the effective date of the Registration Statement, without the prior written consent of Buyers (which

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consent may be withheld in such Buyer’s sole discretion), the Company shall not issue or sell or agree to issue or sell any securities in a capital raising transaction, unless such securities will not be, and are not, registered for sale or resale under the 1933 Act until on or after the effective date of the Registration Statement, provided that the limitation of this Section 5(i) shall not apply to securities issued pursuant to (a) the Company’s duly adopted employee or director bona fide share and option plans, and (b) the exercise or conversion of Common Stock Equivalents that are outstanding on the date of this Agreement.

          6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

Each Buyer understands that the Company’s obligation to sell the Preferred Shares and issue a Warrant to that Buyer pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a)    On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b)    The representations and warranties of each Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date each Buyer shall have performed all covenants and agreements of each Buyer required to be performed by each Buyer on or before the Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The Company understands that each Buyer’s obligation to purchase the Preferred Shares and acquire a Warrant is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by each Buyer in its sole discretion):

(a)    On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)    The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and, except for the approvals and filings referred to in clause (2) of Section 4(f), which shall have been obtained or made, as required, on or before the Closing Date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

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(c)    No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or which, with the giving of notice or the passage of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

(d)    On the Closing Date, each Buyer shall have received an opinion of Moomjian & Waite, LLP, counsel for the Company, dated the Closing Date, addressed to the Buyers, in form, scope and substance reasonably satisfactory to each Buyer, substantially in the form attached as Annex III;

(e)    On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York or the State of Washington shall not have been declared by either federal or state authorities; and

(f)    Waivers from the holders of Series A, B and C Preferred Stock, in the forms attached hereto as Annex IV, shall have been obtained.

(g)    The Company shall have delivered to Buyers a certificate, in the form attached hereto as Annex V, dated the Closing Date, of the Secretary of the Company certifying as to the resolutions of the Board of Directors of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

8.    REGISTRATION RIGHTS.

(a)    Mandatory Registration. (1) On or before the Required Filing Date, the Company shall prepare and file with the SEC a Registration Statement which covers the resale by the Buyers of a number of shares of Common Stock equal to at least the number of Conversion Shares issuable to each Buyer upon conversion of the Preferred Shares, and one quarter-year of accrued and unpaid dividends on the Preferred Shares at the rate specified in the Certificate of Designations, determined at the Conversion Price which is applicable on the day the Registration Statement is filed with the SEC and (B) the number of Warrant Shares issuable upon exercise of the Warrants, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)    Prior to the SEC Effective Date, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

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(3)    If a Registration Event occurs, then the Company will make payments to each Buyer as partial liquidated damages for the minimum amount of damages to that Buyer by reason thereof, and not as a penalty, at the rate of 1% per month of the Purchase Price paid by that Buyer pursuant to this Agreement (excluding the Purchase Price with respect to Shares already sold or which may be sold pursuant to Rule 144(k), for each calendar month of the Registration Default Period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Such payments shall be in partial compensation to each Buyer, and shall not constitute the Buyers’ exclusive remedy for such events. The Registration Default Period shall terminate upon (u) the filing of the Registration Statement in the case of clause (i) of the definition of “Registration Event”; (v) the SEC Effective Date in the case of clause (ii) of the definition of “Registration Event”; (w) the ability of each Buyer to effect sales pursuant to the Registration Statement in the case of clause (iii) of the definition of “Registration Event”; (x) the listing or inclusion and/or trading of the Common Stock on a Trading Market, as the case may be, in the case of clause (iv) of the definition of “Registration Event”; (y) the delivery of such shares or certificates in the case of clause (v) of the definition of “Registration Event”; and (z) in the case of the events described in clauses (ii) and (iii) of the definition of “Registration Event”, the earlier termination of the Registration Period and in each such case any Registration Default Period that commenced by reason of the occurrence of such event shall terminate if at the time no other Registration Event is continuing. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages hereunder shall cease when a Buyer no longer holds the Preferred Shares or Registrable Securities.

(b)    Obligations of the Company.    In connection with the registration of the Registrable Securities, the Company shall:

(1)    use its best efforts to cause the Registration Statement to become effective as promptly as possible after the filing thereof and to keep the Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

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(2)    subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provision of Section 8(b)(5)(B) as applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

(3)    furnish to Investors whose Registrable Securities are included in the Registration Statement and such Investors’ respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which each Investor hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(4)    subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

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(5)    (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(B)    notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(6)    as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

(7)    permit the Investors who hold Registrable Securities being included in the Registration Statement (or their designee) and their counsel at such Investors’ sole expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC.

(8)    make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the SEC Effective Date of the Registration Statement;

(9)    make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor’s sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility and cause the Company’s and the Subsidiaries officers, directors and employees to supply all information which such Investor or Inspector may reasonably request for purposes of such due

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diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless (i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Investor shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(10)     use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(11)    provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(12)    cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement opinions of counsel in form and substance as is customarily given to underwriters in an underwritten public offering;

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(13)    during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

(14)    take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

(c)    Obligations of each Buyer and other Investors.    In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(1)    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request.

(2)    Each Investor by such Investor’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor’s election to exclude all of such Investor’s Registrable Securities from the Registration Statement;

(3)    Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

(4)    Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus; and

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(5)    In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct such broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the Prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser’s broker; (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(d)    Rule 144.    With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

(1)    so long as any Investor owns Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Investor and

(2)    if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its best efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9.    INDEMNIFICATION AND CONTRIBUTION.

(a)    Indemnification.    (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

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(2)    In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

(3)    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an Action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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(b)    Contribution.    To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

(c)    Other Rights.    The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10.    MISCELLANEOUS.

(a)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)    Headings.    The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

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(d)    Notices.     Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile number (206) 832-0601), and a copy shall also be given to: Moomjian & Waite, LLP, 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753, Attention: Gary T. Moomjian, Esq. (telephone line facsimile transmission number (516) 937-5050).

(e)    Counterparts.    This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party’s signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyers shall be deemed a reference to the date set forth below each Buyer’s signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company’s signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by each Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

(f)    Entire Agreement; Benefit.    This Agreement, including the Annexes hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyers and their respective successors and permitted assigns.

(g)    Waiver.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

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(h)    Amendment.    (1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by each Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

(2)    No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company if the Company is to be charged with enforcement or (y) by the Buyers, if the Buyers are to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

(3)    No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i)    Further Assurances.    Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j)    Assignment of Certain Rights and Obligations.    The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Securities (or all or any portion of the Preferred Shares or the Warrant) only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement as if such transferee were a Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred. Each Buyer shall have the right to assign its rights under Section 5(j) in full or a proportionate amount of such rights to a purchaser of the Preferred Shares or a portion thereof. Transfer of the Preferred Shares shall be limited as provided in the Certificate of Designations and transfer of the Warrants shall be limited as provided therein.

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(k)    Expenses.    The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the closing occurs, the Company shall be obligated to pay or reimburse the legal fees and expenses and out-of-pocket due diligence expenses of the Buyers, not in excess of the aggregate amount of $20,000 in connection with the negotiation and execution of, and closing under, this Agreement, which amount shall be prorated in accordance with the Purchase Price allocable to each Buyer. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors but excluding (a) fees and expenses of investment bankers retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay on demand all expenses incurred by a Buyer after the Closing Date, including reasonable attorneys’ fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company’s obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, a Buyer under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due a Buyer. Except as otherwise provided in this Section 10(k), each of the Company and the Buyers shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(l)    Termination.    (1) Each Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(A)    the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

(B)    any condition to a Buyer’s obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

(C)    the closing shall not have occurred on a Closing Date on or before February 14, 2005, other than solely by reason of a breach of this Agreement by a Buyer.

Any such termination shall be effective upon the giving of notice thereof by a Buyer. Upon such termination, a Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

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(2)    The Company shall have the right to terminate this Agreement by giving notice to the Buyers at any times at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before February 14, 2005, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyers shall have any further obligation to one another hereunder, except for the Company’s liability for the Buyers’ expenses as provided in Section 10(k).

(m)    Survival.        The respective representations, warranties, covenants and agreements of the Company and each Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Preferred Shares and the issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of a Buyer or any Person controlling or acting on behalf of a Buyer or by the Company or any Person controlling or acting on behalf of the Company for a period ending on the later of (x) the date which is six years after the Closing Date and (y) the date which is two years after the Company shall have paid in full any amounts due from the Company under the Transaction Documents and performed in full all of its obligations under the Transaction Documents.

(n)    Public Statements, Press Releases, Etc.    The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or applicable requirements of any stock market on which securities of the Company are listed for trading (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(o)    Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Remainder of This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.

DWANGO NORTH AMERICA CORP.

By: /s/ Paul Quinn
Name: J. Paul Quinn
Title: CFO

Date:	February 1, 2005

BUYERS: Delta Offshore, Ltd
Name: Trafelet & Company, LLC (Investment Manager)
By: /s/ Peter J. Hofbauer
Name: Peter J. Hofbauer
Title: Chief Operating Officer

Date:	February 1, 2005

Address: 900 Third Avenue
5th floor
New York, NY 10022

Facsimile No.: (212) 201-7801

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BUYERS: Delta Institutional, LP
Name: Trafelet & Company, LLC (Investment Manager)
By: /s/ Peter J. Hofbauer
Name: Peter J. Hofbauer
Title: Chief Operating Officer

Date:	February 1, 2005

Address: 900 Third Avenue
5th floor
New York, NY 10022

Facsimile No.: (212) 201-7801

BUYERS: Delta Onshore, LP
Name: Trafelet & Company, LLC (Investment Manager)
By: /s/ Peter J. Hofbauer
Name: Peter J. Hofbauer
Title: Chief Operating Officer

Date:	February 1, 2005

Address: 900 Third Avenue
5th floor
New York, NY 10022

Facsimile No.: (212) 201-7801

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BUYERS: Delta Pleiades, LP
Name: By: Trafelet & Company, LLC (Investment Manager)
By: /s/ Peter J. Hofbauer
Name: Peter J. Hofbauer
Title: Chief Operating Officer

Date:	February 1, 2005

Address: 900 Third Avenue
5th floor
New York, NY 10022

Facsimile No.: (212) 201-7801

BUYERS: Alexandra Global Master Fund Ltd.
Name: Alexandra Investment Management LLC,
As Investment Advisor

By: /s/ Mikhail Filimonov
Name: Mikhail Filimonov
Title Chairman and Chief Executive Officer

Date:	February 1, 2005

Address:
c/o Alexandra Investment Management, LLC
767 Third Avenue 39th Floor
New York, New York 10017

Facsimile No.: (212) 301-1810

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BUYERS: Meruelo Capital Partners I or Nominee
Name: Meruelo Capital Partners I or Nominee
By: /s/ Alex Meruelo
Name: Alex Meruelo
Title:

Date:	February 1, 2005

Address: 9550 Firestone Blvd
Ste 105
Downey, CA. 90241

Facsimile No.:

BUYERS: Presidio Partners
Name: Presidio Partners
By: /s/ Van L. Brady
Name: Van L. Brady
Title: General Partner

Date:	February 1, 2005

Address: 44 Montgomery Street, Suite 2110
San Francisco, CA 94104
Phone: 415-433-0610

Facsimile No.: 415-433-0840

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BUYERS: Geary Partners
Name: Geary Partners
By: /s/ Van L. Brady
Name: Van L. Brady
Title: General Partner

Date:	February 1, 2005

Address: 44 Montgomery Street, Suite 2110
San Francisco, CA 94104
Phone: 415-433-0610

Facsimile No.: 415-433-0840

BUYERS: Brady Retirement Fund LP
Name: Brady Retirement Fund LP
By: /s/ Van L. Brady
Name: Van L. Brady
Title: General Partner

Date:	February 1, 2005

Address: 44 Montgomery Street, Suite 2110
San Francisco, CA 94104
Phone: 415-433-0610

Facsimile No.: 415-433-0840

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SCHEDULE A

Name and Address	Aggregate Purchase Price	Number of Preferred Shares	Warrant Shares Initially Issuable Upon Exercise of Warrants
Alexandra Global Master Fund Ltd. c/o Alexandra Investment Management, LLC, as investment advisor 767 Third Avenue New York, New York 10017	$2,500,000.00	2,500.000	535,714
Meruelo Capital Partners I or Nominee 9550 Firestone Boulevard, Suite 105 Downey, California 90241	$2,500,000.00	2,500.000	535,714
Delta Pleiades, LP c/o Trafelet & Company, LLC, as investment manager 900 Third Avenue, 5th Floor New York, New York 10022	$599,019.40	599.019	128,361
Delta Offshore, Ltd. c/o Trafelet & Company, LLC, as investment manager 900 Third Avenue, 5th Floor New York, New York 10022	$4,203,920.00	4,203.920	900,840
Delta Institutional, LP c/o Trafelet & Company, LLC, as investment manager 900 Third Avenue, 5th Floor New York, New York 10022	$3,563,980.00	3,563.980	763,710
Delta Onshore, LP c/o Trafelet & Company, LLC, as investment manager 900 Third Avenue, 5th Floor New York, New York 10022	$633,080.00	633.080	135,660
Presidio Partners 44 Montgomery Street, Suite 2110 San Francisco, CA 94104	$509,999.00	509.999	109,286
Geary Partners 44 Montgomery Street, Suite 2110 San Francisco, CA 94104	$378,980.00	378.980	81,210
Brady Retirement Fund LP 44 Montgomery Street, Suite 2110 San Francisco, CA 94104	$111,020.00	111.020	23,790

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